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                                                                EXHIBIT 10.32(e)


                               AMENDMENT NO. 4 TO
                              CONSULTING AGREEMENT

     THIS AMENDMENT NO. 4 TO CONSULTING AGREEMENT (the "Amendment") is made and entered into this 9th day of November, 2000, by and between Atmos Energy Corporation, a Texas and Virginia corporation (the "Company"), and CHARLES K. VAUGHAN ("Consultant").

     WHEREAS, the Company and Consultant entered into that certain Consulting Agreement dated October 1, 1994, as amended by Amendment No. 1 to Consulting Agreement dated May 14, 1997, Amendment No. 2 to Consulting Agreement dated August 12, 1998 and Amendment No. 3 to Consulting Agreement dated November 10, 1999 (collectively, the "Agreement"); and

     WHEREAS, the Company and Consultant desire to amend the Agreement as set forth below and to extend the term thereof for an additional one-year period;

     NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Extension of Term. The Company and the Consultant hereby agree to extend the term of the Agreement for an additional three-year period commencing on October 1, 2001 and ending September 30, 2004. The Consultant's annual compensation during the period October 1, 2001 through September 30, 2002 shall be $130,000; the Consultant's annual compensation during the period October 1, 2002 through September 30, 2003 shall be $100,000; and the Consultant's annual compensation during the period October 1, 2003 through September 30, 2004 shall be $75,000, with all amounts to be paid in equal semi-annual installments on October 1 and April 1 of each respective year.

     2. No Other Amendment. Except as expressly amended hereby, all of the other terms, provisions, and conditions of the Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Agreement, the terms and provisions of the Agreement shall control. This Amendment shall be deemed a part of, and is hereby incorporated into the Agreement. The Agreement and any and all other documents heretofore, now, or hereafter executed and delivered pursuant to the terms of the Agreement are hereby amended so that any reference to the Agreement shall mean a reference to the Agreement as amended hereby.

     3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.

     4. Counterparts. This Amendment may be executed in counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.



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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date and year first above written.

                                       COMPANY

                                       ATMOS ENERGY CORPORATION



                                       By: /s/ ROBERT W. BEST
                                           -----------------------
                                           Robert W. Best
                                           Chairman, President and
                                           Chief Executive Officer


                                       CONSULTANT


                                       /s/ CHARLES K. VAUGHAN
                                       ---------------------------
                                       CHARLES K. VAUGHAN